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                                                                   EXHIBIT 23(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of
P. H. Glatfelter Company on Form S-3 of our report dated March 10, 2004, except for Note 20, as to which the date is June 23, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002).

/s/ DELOITTE & TOUCHE LLP
Philadelphia, PA
September 21, 2004